Filed Pursuant to Rule 424(b)(3)

Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 4 DATED AUGUST 30, 2013

TO THE PROSPECTUS DATED MAY 31, 2013

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated May 31, 2013 as supplemented by Supplement No. 1, dated May 31, 2013, Supplement No. 2, dated June 28, 2013, and Supplement No. 3, dated August 1, 2013 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from August 1 through August 31, 2013, for each of our classes of common stock.

Monthly Pricing Information (unaudited)

Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from August 1 through August 31, 2013.

Date	NAV per Share
	Class E	Class A	Class W	Class I
August 1, 2013	$6.86	$6.86	$6.86	$6.86
August 2, 2013	$6.86	$6.86	$6.86	$6.86
August 5, 2013	$6.86	$6.86	$6.86	$6.86
August 6, 2013	$6.86	$6.86	$6.86	$6.86
August 7, 2013	$6.87	$6.87	$6.87	$6.87
August 8, 2013	$6.87	$6.87	$6.87	$6.87
August 9, 2013	$6.87	$6.87	$6.87	$6.87
August 12, 2013	$6.87	$6.87	$6.87	$6.87
August 13, 2013	$6.87	$6.87	$6.87	$6.87
August 14, 2013	$6.87	$6.87	$6.87	$6.87
August 15, 2013	$6.87	$6.87	$6.87	$6.87
August 16, 2013	$6.87	$6.87	$6.87	$6.87
August 19, 2013	$6.88	$6.88	$6.88	$6.88
August 20, 2013	$6.88	$6.88	$6.88	$6.88
August 21, 2013	$6.88	$6.88	$6.88	$6.88
August 22, 2013	$6.88	$6.88	$6.88	$6.88
August 23, 2013	$6.88	$6.88	$6.88	$6.88
August 26, 2013	$6.88	$6.88	$6.88	$6.88
August 27, 2013	$6.88	$6.88	$6.88	$6.88
August 28, 2013	$6.87	$6.87	$6.87	$6.87
August 29, 2013	$6.88	$6.88	$6.88	$6.88
August 30, 2013	$6.88	$6.88	$6.88	$6.88

On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.